Filed pursuant to Rule 424(b)(3)

Registration No. 333-287286

PROSPECTUS

79,529,275 Shares

PATRIOT NATIONAL BANCORP, INC.

Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus, or collectively, the “Selling Securityholders,” or their permitted transferees, of up to 79,529,275 shares, or the “Resale Shares,” of the common stock, par value $0.01 per share, or “Common Stock,” of Patriot National Bancorp, Inc., or the “Company,” which consist of: (i) 72,262,715 shares of Common Stock issued to the Selling Securityholders, or the “Shares,” and (ii) 7,266,560 shares of Common Stock issuable to certain Selling Securityholders, or the “Underlying Shares,” upon the conversion of 90,832 shares of Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share, or the “Series A Preferred Stock.” Unless the context otherwise requires, for purposes of this prospectus, the terms “we,” “us,” “our,” etc. refer to the Company.

The Shares and Series A Preferred Stock were issued and sold to certain accredited investors in a private placement transaction, or the “Private Placement.” We are registering the offer and sale of the Resale Shares to satisfy the registration rights granted pursuant to the Purchase Agreements (as defined below) and Registration Rights Agreements (as defined below). While we will not receive any proceeds from the sale of the Resale Shares by the Selling Securityholders pursuant to this prospectus, or from the conversion of Series A Preferred Stock, we have received approximately $47 million in net proceeds from the issuances of the Shares and Series A Preferred Stock in the Private Placement.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Securityholders or their pledgees, assignees or successors-in-interest may offer or sell the securities. More specific terms of any securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our registration of the Resale Shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell, as applicable, any of the Resale Shares. The Selling Securityholders may offer and sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Resale Shares in the section entitled “Plan of Distribution.” The Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Shares hereunder. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares. We will not be paying any underwriting discounts or commissions in this offering.

Our Common Stock is listed on The Nasdaq Global Market, or “Nasdaq,” under the symbol “PNBK”. On May 13, 2025, the last reported sale price of the Common Stock as reported on Nasdaq was $6.71 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus and any other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
THE OFFERING	5
RISK FACTORS	6
USE OF PROCEEDS	7
SELLING SECURITYHOLDERS	8
DESCRIPTION OF CAPITAL STOCK	14
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	21
EXPERTS	21
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	22

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the Resale Shares through any means described in the section entitled “Plan of Distribution.”

A prospectus supplement may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Resale Shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Certain statements, other than purely historical information, including estimates, projections, statements relating to our strategies, outlook, business and financial prospects, business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar words and expressions.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements are not guarantees of future performance. Although Patriot believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Patriot’s control.

Factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. In addition, some of the key factors that could cause actual results to differ materially from our expectations include risks discussed under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports filed with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not put undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements attributable to Patriot or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Patriot undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us contained elsewhere in, or incorporated by reference into, this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of us, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” in this prospectus, as well as the information incorporated herein by reference, before making an investment decision. See also the section titled “Where You Can Find More Information.”

Overview

Patriot National Bancorp, Inc., a Connecticut corporation, is a one-bank holding company for Patriot Bank, N.A, a national banking association headquartered in Stamford, Fairfield County, Connecticut, or the “Bank.” The Bank received its charter and commenced operations as a national bank on August 31, 1994. The Bank has a total of eight branch offices comprised of seven branch offices located in Fairfield and New Haven Counties, Connecticut and one branch office located in Westchester County, New York. On March 11, 2003, we formed Patriot National Statutory Trust I, or the “Trust,” for the sole purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by us. We primarily invested the funds from the issuance of the debt in the Bank. The Bank used the proceeds to fund general operations.

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

Private Placement

On March 20, 2025, we entered into securities purchase agreements, or the “Purchase Agreements,” with the Selling Securityholders, pursuant to which we raised approximately $57.75 million, referred to as the “Private Placement.” The Private Placement included the issuance of: (i) 60,400,106 shares of Common Stock, at a purchase price of $0.75 per share, and (ii) 90,832 shares of Series A Preferred Stock, with a liquidation preference of $60 per share, and convertible, in the aggregate, into 7,266,560 shares of Common Stock, pursuant to the terms set forth in the Certificate of Amendment of our Certificate of Incorporation, as amended, or the “Certificate of Amendment” filed with the Secretary of State of the State of Connecticut. Subject to the terms and limitations contained in the Certificate of Amendment, each share of Series A Preferred Stock issued in the Private Placement is convertible into 80 shares of Common Stock, at the pre-funded conversion price of $0.75 per share.

In connection with the Private Placement, concurrently with entering into the Purchase Agreements, we entered into registration rights agreements, or the “Registration Rights Agreements,” with the Selling Securityholders, pursuant to which we agreed to file a registration statement with the SEC registering the resale of the Shares, as well as Underlying Shares issuable upon the conversion of Series A Preferred Stock, issued to the Selling Securityholders in the Private Placement.

In addition, as part of the Private Placement, on March 20, 2025, our amendments of (i) 6.25% Fixed to Floating Subordinated Note due June 30, 2028, or the “Subordinated Note,” and (ii) 8.5% Fixed Rate Senior Notes Due 2026, or the “Senior Notes” and together with the Subordinated Note, the “Notes,” became effective and noteholders converted approximately $7.0 million of the aggregate principal amount of the Notes into 9,333,334 shares of Common Stock. The amendment to the Senior Notes, or the “Amendment,” also included the provision permitting any holder of Senior Notes to elect to voluntarily convert any amount of such noteholder’s remaining outstanding principal and/or interest into shares of Common Stock on the same terms as in the Private Placement. In May 2025, certain holders of the Senior Notes elected to convert a total of $1,896,956.92 of the aggregate principal and accrued unpaid interest due on the Senior Notes into 2,529,275 shares of Common Stock in compliance with the terms of the Amendment, and entered into the Purchase Agreement and Registration Rights Agreement with us.

No investor in the Private Placement has the right to become, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) of more than 9.99% of the number of shares of our voting securities issued and outstanding.

The securities issued pursuant to the Purchase Agreements were issued without registration under the Securities Act in reliance upon the exemption provided under Rule 506 of Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) in a transaction not involving any public offering.

In compliance with the requirements of the Registration Rights Agreements, this registration statement, of which this prospectus is a part, relates to the offer and resale of the Shares, as well as the Underlying Shares issuable upon the conversion of Series A Preferred Stock.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and, to the extent we continue to qualify as a “smaller reporting company,” we are permitted and plan to rely on certain exemptions from disclosure and other requirements applicable to public companies that are not smaller reporting companies, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; and (ii) scaled executive compensation disclosures.

Corporate Information

We were incorporated under the laws of the State of Connecticut on June 17, 1999. Our principal executive office is located at 900 Bedford Street, Stamford, Connecticut 06901. Our telephone number is (203) 252-5900. Our website address is https://bankpatriot.com. Information contained on our website is not a part of, or incorporated by reference into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Common Stock Offered by the Selling Securityholders

79,529,275 shares of Common Stock, consisting of: (i) 72,262,715 shares of Common Stock issued to the Selling Securityholders, and (ii) 7,266,560 shares of Common Stock issuable upon the conversion of Series A Preferred Stock issued to the Selling Securityholders in the Private Placement. See “Selling Securityholders.”

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares to be offered by the Selling Securityholders. See “Use of proceeds.”

Trading Symbol	Our shares of Common Stock are listed on Nasdaq under the symbol “PNBK.”

Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference into this prospectus, and in any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth below, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and other filings under the Exchange Act, all other information contained or incorporated by reference into this prospectus, as well as the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering by the Selling Securityholders

The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market, or the perception that such sales may occur, may cause the market price of our securities to decline significantly.

We are registering for resale 79,529,275 shares of Common Stock, consisting of: (i) 72,262,715 shares of Common Stock issued to the Selling Securityholders, and (ii) 7,266,560 shares of Common Stock issuable upon the conversion of Series A Preferred Stock issued to the Selling Securityholders. Such Resale Shares represent a substantial percentage of our outstanding Common Stock.

The number of Resale Shares offered for resale by the Selling Securityholders exceeds the number of shares of Common Stock outstanding as of the date of this prospectus because a portion of the Resale Shares is issuable upon the conversion of Series A Preferred Stock into shares of Common Stock. The sale of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Common Stock.

We cannot predict if and when the Selling Securityholders may sell such Resale Shares in the public markets. In addition, in the future, we may issue additional shares of Common Stock or other securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders, and the market price of our shares of Common Stock could decline if the holders of such shares sell them over time or are perceived by the market as intending to sell them.

Selling Securityholders were issued shares of Common Stock at a price per share that is below the current trading price of such shares and may experience a positive rate of return based on the current trading price.

Selling Securityholders purchased shares of Common Stock at $0.75 per share, or converted a portion of the Notes into shares of Common Stock at the conversion price of $0.75 per share. In addition, shares of Series A Preferred Stock were issued at the purchase price of $60 per share, and each share of Series A Preferred Stock is convertible into 80 shares of Common Stock at the pre-funded conversion price of $0.75 per share. On May 13, 2025, the last reported sale price of the Common Stock as reported on Nasdaq was $6.71 per share, and the Selling Securityholders may be incentivized to sell their securities when others are not.

Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares covered by this prospectus.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Resale Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders of up to 79,529,275 Resale Shares, which consist of: (i) 72,262,715 shares of Common Stock issued to the Selling Securityholders, and (ii) 7,266,560 shares of Common Stock issuable upon the conversion of Series A Preferred Stock issued to the Selling Securityholders in the Private Placement. We are registering the Resale Shares in order to permit the Selling Securityholders to offer the Resale Shares for resale from time to time. For additional information regarding the Resale Shares being offered by the Selling Securityholders pursuant to this prospectus, see “Prospectus Summary – Private Placement” above. In connection with the Private Placement, we entered into the Registration Rights Agreements, pursuant to which we agreed to file a registration statement with the SEC registering the resale of the Shares, as well as the shares of Common Stock underlying the Series A Preferred Stock, issued to the Selling Securityholders in the Private Placement.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the Resale Shares after the date of this prospectus (other than in a public sale) such that registration rights shall apply to those securities.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth (i) the name and address of the Selling Securityholders, (ii) the aggregate number of Resale Shares that the Selling Securityholders beneficially owned, including any Underlying Shares, as of the date of this prospectus, (iii) the aggregate number of Resale Shares that the Selling Securityholders may offer pursuant to this prospectus and (iv) the number of Resale Shares beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

We have based percentage ownership after this offering on 76,259,670 shares of Common Stock outstanding as of May 14, 2025. Unless otherwise described below, to our knowledge, the Selling Securityholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the Selling Securityholders, the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Resale Shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Resale Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that all shares of Series A Preferred Stock will have been converted into shares of Common Stock, and that the Selling Securityholders will have sold all of the Resale Shares covered by this prospectus upon the completion of the offering.

No Selling Securityholder has the right to become, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.99% of the number of shares of our voting securities issued and outstanding.

Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to This Offering (including shares issuable upon conversion of Series A Preferred Stock)	Shares of Common Stock Being Offered	Shares of Common Stock Owned After This Offering	Percentage of Shares of Common Stock Beneficially Owned After This Offering
Steven and Ainslie Sugarman Living Trust(1)	9,019,978	9,019,978	-	-
FHNB LLC(2)	6,666,667	6,666,667	-	-
CB Growth Capital, LLC(3)	6,000,000	6,000,000	-	-
Moniqua 30, LLC(4)	5,800,000	5,800,000	-	-
Patriot 26, LLC(5)	4,666,667	4,666,667	-	-
Angel Oak Financial Strategies Income Term Trust(6)	4,000,000	4,000,000	-	-
Horizon Trust FBO Alon Abady IRA(7)	2,800,000	2,800,000	-	-
Unity Bancorp, Inc.	4,441,064	4,441,064	-	-
Angel Oak BFNS 2021-1, LP(8)	2,666,666	2,666,666	-	-
APW Ave. Group(9)	2,000,000	2,000,000	-	-
Atlantic States Insurance Company(10)	1,944,444	1,944,444	-	-
Bluewater Communications, LLC(11)	1,333,334	1,333,334	-	-
Bob Safai Revocable Trust(12)	1,333,334	1,333,334	-	-
The Scott Z. and Rachelle Adler Family Trust(13)	1,333,334	1,333,334	-	-
Singer Family Trust(14)	1,333,334	1,333,334	-	-
HECA Management LLC(15)	1,333,334	1,333,334	-	-
Julian and Stacey Maimin 2010 Revocable Trust(16)	1,333,334	1,333,334	-	-
JNS Holdings LLC(17)	1,333,334	1,333,334	-	-
Patriot Partners, LLC(18)	1,333,334	1,333,334	-	-
Unbelievable Holdings LLC(19)	1,333,334	1,333,334	-	-
Chad M Tons Living Trust(20)	1,333,333	1,333,333	-	-
The DS Eghbali Family Trust(21)	800,000	800,000	-	-
American Bank Incorporated(22)	694,444	694,444	-	-
Choice Holdings Group, LTD(23)	666,667	666,667	-	-
Sandra Sholl	666,667	666,667	-	-
David P. Damus	666,667	666,667	-	-
DNA Holdings(24)	666,667	666,667	-	-
CM Life Holdings(25)	666,667	666,667	-	-
DNA Life Holdings(26)	666,667	666,667	-	-
KMM LI Trust(27)	666,667	666,667	-	-
Fall River Five Cents Savings Bank	555,556	555,556	-	-
Wallkill Valley Federal Savings and Loan	555,556	555,556	-	-
Archway Capital Holdings, LLC(28)	400,000	400,000	-	-
Partners Capital Finance Defined Benefit Pension Trust(29)	400,000	400,000	-	-
Peter Smith	400,000	400,000	-	-
David Stanton	333,334	333,334	-	-
Mario De Tomasi	333,334	333,334	-	-
Quantum 27 Living Trust(30)	333,334	333,334	-	-
Ted Kaplan	333,334	333,334	-	-
Rawlins Family Trust(31)	333,333	333,333	-	-
ARB OP Ventures LLC(32)	333,333	333,333	-	-
Melanie Reynolds Irrevocable Trust(33)	333,333	333,333	-	-
# LLC(34)	333,333	333,333	-	-
Horizon Trust FBO Christine Rifkin Traditional IRA(35)	300,000	300,000	-	-
Haddad Family Trust(36)	266,667	266,667	-	-
Geller Living Trust(37)	266,667	266,667	-	-
LMCG Investments, LLC(38)	138,889	138,889	-	-
Richard Smith	133,334	133,334	-	-
Angel Living Trust(39)	133,334	133,334	-	-
APB Properties LLC (40)	133,334	133,334	-	-
CBB3 Properties LLC(41)	133,334	133,334	-	-
G&J Investments, LLC(42)	133,334	133,334	-	-
The Jack Hazard Trust FBO C. James(43)	133,334	133,334	-	-
The Jack Hazard Trust FBO P. James(44)	133,334	133,334	-	-
The Jack Hazard Trust FBO M. Haldeman(45)	133,334	133,334	-	-
The Entrust Group FBO Nicholas Martinez SEP IRA(46)	133,334	133,334	-	-
The Entrust Group FBO Todd Okum SEP IRA(47)	133,334	133,334	-	-
Innocreative Capital, LLC(48)	133,334	133,334	-	-
The Prawer Family Revocable Trust(49)	133,334	133,334	-	-
Jason Nazar	133,333	133,333	-	-
Gary Minzer	133,333	133,333	-	-
Suchit Patil	133,333	133,333	-	-
PTC Cust IRA FBO Richard Smith(50)	120,000	120,000	-	-
Brian Welch Touring Inc. Retirement Trust(51)	66,667	66,667	-	-
Davisboyz Inc. Retirement Trust(52)	66,667	66,667	-	-
Draxon Entertainment Inc. Retirement Trust(53)	66,667	66,667	-	-
Todd Feldman Trust(54)	66,667	66,667	-	-
Jeffrey Adam Jacobs Trust(55)	33,334	33,334	-	-
Joel A. Aronowitz	33,334	33,334	-	-
Murray Drechsler	26,667	26,667	-	-
Solaia Capital Holdings LLC(56)	865,990	865,990	-	-
All other Selling Securityholders as a group holding less than 1% of outstanding shares in the aggregate (four persons)	733,334	733,334	-	-

*	Indicates beneficial ownership less than 1%.
(1)

Shares of Common Stock being offered consist of: (i) 7,019,978 shares of Common Stock and (ii) 2,000,000 shares of Common Stock issuable upon the conversion of 25,000 shares of Series A Preferred Stock. Based on information set forth in Schedule 13D filed with the SEC on April 2, 2025, the securities directly held by Steven and Ainslie Sugarman Living Trust (the “Trust”) are beneficially owned by Steven Sugarman and Ainslie Sugarman, as trustees of the Trust. Steven Sugarman and Ainslie Sugarman, as trustees, share voting and dispositive power over the shares held by the Trust.

(2)

Based on information set forth in Schedule 13D filed with the SEC on April 11, 2025, FlyHouse Management LLC (“FlyHouse”) is deemed a beneficial owner of the shares of Common Stock owned by FHNB LLC (“FHNB”) by virtue of FlyHouse's controlling equity interest in FHNB. Each of RIL Capital LLC (“RIL”) and Revolution Worldwide LLC (“Revolution”) is a beneficial owner of the shares of Common Stock owned by FHNB given their contractual dispositive power over securities held by FlyHouse and its subsidiaries, such as FHNB. Each of the Spencer Talia Living Trust (the “ST Trust”), which is the sole member of RIL, and the three managers of RIL, Sanford Michelman (“S. Michelman”), Laura Michelman (“L. Michelman”) (S. Michelman and L. Michelman also being settlors and trustees of the ST Trust), and Jean S. Lee (“J. S. Lee”, collectively with RIL, the ST Trust, S. Michelman and L. Michelman, the “RIL Persons”) has dispositive power over the shares of Common Stock owned by FHNB by virtue of each's contractual authority to act unilaterally on behalf of RIL. Likewise, each of The Bryan Ezralow 1994 Trust (the “B. Ezralow Trust”), Bryan Ezralow as its trustee (“B. Ezralow”), The Marc Ezralow 1997 Trust (the “M. Ezralow Trust,” collectively with the B. Ezralow Trust, the “Ezralow Trusts”) and Marc Ezralow as its trustee (“M. Ezralow,” collectively with Revolution, B. Ezralow, and the Ezralow Trusts, the “Revolution Persons”) is each a beneficial owner of the shares of Common Stock owned by FHNB given each Ezralow Trust's dispositive power over such shares by virtue of their respective equity ownership of Revolution, B. Ezralow's trusteeship of the B. Ezralow Trust and M. Ezralow's trusteeship of the M. Ezralow Trust. FHNB, FlyHouse, the RIL Persons and the Revolution Persons collectively are referred to herein as the “Reporting Persons.” Each of the Reporting Persons, other than FHNB, expressly disclaims beneficial ownership of the securities owned by FHNB including the shares of Common Stock owned by FHNB except to the extent of his, her or its pecuniary interest therein. The business address of FHNB is c/o Michelman & Robinson, LLP, 10880 Wilshire Blvd., 19th Floor, Los Angeles, CA 90024.

(3)

The securities directly held by CB Growth Capital, LLC (“CB Growth”) are beneficially owned by Nikolas Karas, as manager of CB Growth, who has sole voting and dispositive power over the shares held by CB Growth. The business address of CB Growth is 1209 Orange Street, Wilmington, DE 19801.

(4)

Shares of Common Stock being offered consist of: (i) 3,866,720 shares of Common Stock and (ii) 1,933,280 shares of Common Stock issuable upon the conversion of 24,166 shares of Series A Preferred Stock. Alon Abady has sole voting and dispositive power over the shares held by Moniqua 30, LLC. The business address of Moniqua 30, LLC is 501 S. Beverly Drive, Suite 220, Beverly Hills, CA 90212.

(5)	Jeremy Dupree has sole voting and dispositive power over the shares held by Patriot 26, LLC. The business address of Patriot 26, LLC is 501 S. Beverly Drive, Suite 220, Beverly Hills, CA 90212.

(6)

Shares of Common Stock being offered consist of: (i) 666,720 shares of Common Stock and (ii) 3,333,280 shares of Common Stock issuable upon the conversion of 41,666 shares of Series A Preferred Stock. Angel Oak Capital Advisors, LLC is the investment advisor of Angel Oak Financial Strategies Income Term Trust.  Angel Oak Financial Strategies Income Term Trust. The business address of Angel Oak Financial Strategies Income Term Trust is c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Road NE, Suite 1725, Atlanta, GA 30326.

(7)  Alon Abady has sole voting and dispositive power over the shares held by Horizon Trust FBO Alon Abady IRA. The business address of Horizon Trust FBO Alon Abady IRA is 6301 Indian School Road NE, Suite 810, Albuquerque, NM 87110.

(8) Angel Oak Capital Partners II, LLC is the general partner of Angel Oak BFNS 2021-2, LP. Michael Fierman and Sreeniwas Prabhu share voting and dispositive power of the shares held by Angel Oak BFNS 2021-2, LP. The business address of Angel Oak BFNS 2021-2, LP is c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Road NE, Suite 1725, Atlanta, GA 30326.

(9) James R. Parks, as partner of APW Ave. Group, has sole voting and dispositive power over the shares held by APW Ave. Group. The business address of APB Ave. Group is 10474 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025.

(10) Donegal Group Inc., as sole shareholder of the Atlantic States Insurance Company, has sole voting and dispositive power over the shares held by Atlantic States Insurance Company.

(11) Scott Adelson, John Mavredakis, and Michael Kramer serve as managers of Bluewater Communications, LLC (“Bluewater Communications”). Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to Bluewater Communications. Based upon the foregoing analysis, no individual manager of Bluewater Communications exercises voting or dispositive control over any of the securities held by Bluewater Communications. Accordingly, none of the managers is deemed to have or share beneficial ownership of such securities. The business address of Bluewater Communications is 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.

(12) Bob Safai, as the sole trustee of the Bob Safai Revocable Trust, has sole voting and dispositive power of the shares held by the Bob Safai Revocable Trust. The business address of the Bob Safai Revocable Trust is 11777 San Vincente Blvd., #500, Los Angeles, CA 90049.

(13) Scott Z. Adler and Rachelle Adler, as trustees of The Scott Z. and Rachelle Adler Family Trust, share voting and dispositive power of the securities held by The Scott Z. and Rachelle Adler Family Trust. The business address of The Scott Z. and Rachelle Adler Family Trust is 13351 Riverside Dr., #438, Sherman Oaks, CA 91423.

(14) Jeff Singer, as the sole trustee of Singer Family Trust, has sole voting and dispositive power of the shares held by Singer Family Trust.

(15) Carlos P. Salas, as managing member of HECA Management LLC (“HECA Management”), has sole voting and dispositive power over the shares held by HECA Management.

(16) Julian Maimin and Stacey Maimin, as trustees of the Julian and Stacey Maimin 2010 Revocable Trust, share voting and dispositive power over the shares held by the Julian and Stacey Maimin 2010 Revocable Trust.

(17) Standard Nevada LLC, as manager of JNS Holdings LLC (“JNS Holdings”), has voting and dispositive power over the shares held by JNS Holdings. Standard Nevada LLC is wholly owned by The Stephen G. Siegel Revocable Trust, of which Stephen G. Siegel is the sole trustee. The business address of JNS Holdings is 3790 Paradise Road, Suite 250, Las Vegas, NV 89169.

(18) Lawrence Taylor, as the sole manager of Patriot Partners, LLC, has voting and dispositive power over the shares held by Patriot Partners, LLC. The business address of Patriot Partners, LLC is 22653 Pacific Coast Highway, Suite 1-8, Malibu, CA 90265.

(19) Standard Nevada LLC, as manager of Unbelievable Holdings LLC (“Unbelievable Holdings”), has voting and dispositive power over the shares held by Unbelievable Holdings. Standard Nevada LLC is wholly owned by The Stephen G. Siegel Revocable Trust, of which Stephen G. Siegel is the sole trustee. The business address of Unbelievable Holdings is 3790 Paradise Road, Suite 250, Las Vegas, NV 89169.

(20) Chad Michael Tons, as the sole trustee of the Chad M Tons Living Trust, has voting and dispositive power over the shares held by the Chad M Tons Living Trust.

(21) David Eghbali, as the sole trustee of The DS Eghbali Family Trust, has voting and dispositive power of the shares held by The DS Eghbali Family Trust.

(22) Mark W. Jaindl, as the majority shareholder in American Bank Incorporated, has voting and dispositive power over the shares held by American Bank Incorporated.

(23) Theodore Ray, as the sole owner, director, and president of Choice Holdings Group LTD, has voting and dispositive power over the shares held by Choice Holdings Group LTD. The business address of Choice Holdings Group LTD is 1640 2nd St., #201, Norco, CA 92860.

(24) David Ascher and Negin Ascher, as trustees of DNA Holdings, share voting and dispositive power over the shares held by DNA Holdings. DNA Holdings is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended. The business address of DNA Holdings is 1925 Century Park East, Suite 1250, Los Angeles, CA 90067.

(25) Kamyar Mahboubi-Fardi, as the sole trustee of CM Life Holdings, has voting and dispositive power over the shares held by CM Life Holdings.

(26) Kamyar Mahboubi-Fardi, as the sole trustee of DNA Life Holdings, has voting and dispositive power over the shares held by DNA Life Holdings.

(27) Kamyar Mahboubi-Fardi, as the sole trustee of KMM LI Trust, has voting and dispositive power over the shares held by KMM LI Trust.

(28) Babak Khorshidi has sole voting and dispositive power over the shares held by Archway Capital Holdings, LLC. The business address of Archway Capital Holdings, LLC is 1875 Century Park E. #900, Los Angeles, CA 90067.

(29) Babak Khorshidi, as the sole trustee of Partners Capital Finance Defined Benefit Pension Trust, has voting and dispositive power over the shares held by Partners Capital Finance Defined Benefit Pension Trust. The business address of Partners Capital Finance Defined Benefit Pension Trust is 1875 Century Park E., Suite 900, Los Angeles, CA 90067.

(30) Diana Ascher, as the sole trustee of Quantum 27 Living Trust, has voting and dispositive power over the shares held by Quantum 27 Living Trust.

(31) Justin Rawlins and Melissa Rawlins, as the trustees of the Rawlins Family Trust, share voting and dispositive power over the shares held by the Rawlins Family Trust.

(32) Finbar Scully, as the member and manager of ARB OP Ventures LLC, has sole voting and dispositive power over the shares held by ARB OP Ventures LLC.

(33) Brian Reynolds, as the sole trustee of the Melanie Reynolds Irrevocable Trust, has voting and dispositive power over the shares held by the Melanie Reynolds Irrevocable Trust.

(34) Tyler McIntyre, as Manager of # LLC, has sole voting and dispositive power over the shares held by # LLC.

(35) Christine Rifkin has sole voting and dispositive power over the shares held by Horizon Trust FBO Christine Rifkin Traditional IRA.

(36) David Haddad, as the sole trustee of the Haddad Family Trust, has sole voting and dispositive power of the shares held by the Haddad Family Trust.

(37) Marshall Geller, as the sole trustee of the Geller Living Trust, has voting and dispositive power over the shares held by the Geller Living Trust.

(38) Under contract with a managed account client, LMCG Investments, LLC has voting and dispositive power over the shares held by LMCG Investments, LLC in client managed accounts.

(39) Brian Angel and Heather Angel, as trustees of the Angel Living Trust, share voting and dispositive power over the shares held by the Angel Living Trust.

(40) Dennis Angel, Brian Angel, and Brett Cyprus are members of APB Properties LLC (“APB Properties”). Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to APB Properties. Based upon the foregoing analysis, no individual member of APB Properties exercises voting or dispositive control over any of the securities held by APB Properties. Accordingly, none of the members is deemed to have or share beneficial ownership of such securities. The business address of APB Properties is 19528 Ventura Blvd., #383, Tarzana, CA 91356.

(41) Brian Angel and Brett Cyprus, as managers of CBB3 Properties LLC, share voting and dispositive power over the shares held by CBB3 Properties LLC. The business address of CBB3 Properties LLC is 19528 Ventura Blvd., #383, Tarzana, CA 91356.

(42) Jeffrey Jacobs, as managing member of G&J Investments, LLC, has sole voting and dispositive power over the shares held by G&J Investments, LLC. The business address of G&J Investments, LLC is 1299 Ocean Ave., #333, Santa Monica, CA 90401.

(43) David P. Damus, as the sole trustee of The Jack Hazard Trust FBO C. James, has voting and dispositive power over the shares held by The Jack Hazard Trust FBO C. James.

(44) David P. Damus, as the sole trustee of The Jack Hazard Trust FBO P. James, has voting and dispositive power over the shares held by The Jack Hazard Trust FBO P. James.

(45) David P. Damus, as the sole trustee of The Jack Hazard Trust FBO M. Haldeman, has voting and dispositive power over the shares held by The Jack Hazard Trust FBO M. Haldeman.

(46) Nicholas Martinez has sole voting and dispositive power over the shares held by The Entrust Group FBO Nicholas Martinez SEP IRA.

(47) Todd Okum has sole voting and dispositive power over the shares held by The Entrust Group FBO Todd Okum SEP IRA.

(48) Michael Singer, as the managing member of Innocreative Capital, LLC, has voting and dispositive power over the shares held by Innocreative Capital.

(49) Arik Prawer, as the sole trustee of The Prawer Family Revocable Trust, has voting and dispositive power over the shares held by The Prawer Family Revocable Trust.

(50) Richard Smith has sole voting and dispositive power over the shares held by PTC Cust IRA FBO Richard Smith.

(51) Brian Welch, as the sole trustee of Brian Welch Touring Inc. Retirement Trust, has voting and dispositive power over the shares held by Brian Welch Touring Inc. Retirement Trust.

(52) Jonathan Davis, as the sole trustee of Davisboyz Inc. Retirement Trust, has voting and dispositive power over the shares held by Davisboyz Inc. Retirement Trust. The business address of Davisboyz Inc. Retirement Trust is 1299 Ocean Ave., #333, Santa Monica, CA 90401.

(53) James Shaffer, as the sole trustee of Draxon Entertainment Inc. Retirement Trust, has voting and dispositive power over the shares held by Draxon Entertainment Inc. Retirement Trust. The business address of Draxon Entertainment Inc. Retirement Trust is 1299 Ocean Ave., #333, Santa Monica, CA 90401.

(54) Todd Feldman, as the sole trustee of the Todd Feldman Trust, has voting and dispositive power over the shares held by the Todd Feldman Trust. The business address of the Todd Feldman Trust is 1299 Ocean Ave., #333, Santa Monica, CA 90401.

(55) Jeffrey Jacobs, as the sole trustee of the Jeffrey Adam Jacobs Trust, has voting and dispositive power over the shares held by the Jeffrey Adam Jacobs Trust.

(56) Michael Carrazza, as the manager of Solaia Capital Holdings LLC, has voting and dispositive power over the shares held by Solaia Capital Holdings LLC.

Relationship with Selling Securityholders

Steven Sugarman, who is the President and a member of our board of directors, is a trustee of one of the Selling Securityholders -- Steven and Ainslie Sugarman Living Trust. The Bank is a party to a consulting agreement with Mr. Sugarman, pursuant to which Mr. Sugarman has been assisting the Bank in developing a revised business, capital and strategic plan since February 2025. We are a party to an employment agreement with Mr. Sugarman, effective as of March 20, 2025, or the “Employment Agreement,” which sets forth the terms of his employment with Patriot as its President.

Richard Smith, who became a member of the board of directors of the Bank in May 2025, is an individual Selling Securityholder. Mr. Smith also has sole voting and dispositive power over the shares held by PTC Cust IRA FBO Richard Smith.

The Bank is a party to a consulting agreement with Carlos Salas and HECA Management, pursuant to which Mr. Salas has been assisting the Bank with certain operating and strategic matters, starting from March 24, 2025. We are a party to an employment agreement with Mr. Salas, effective as of April 30, 2025, which sets forth the terms of his employment with Patriot and/or the Bank, consistent with applicable regulatory limitations.

The foregoing arrangements and agreements with Messrs. Smith and Salas, as applicable, were not in place prior to or at the time of the closing of the Private Placement.

Michael Carrazza, who is the Chairman of our board of directors, serves as the manager of Solaia Capital Holdings LLC that purchased the principal and accrued unpaid interest due on a Senior Note, and converted such principal and interest into shares of Common Stock, in May 2025.

Pursuant to the Registration Rights Agreements, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the Resale Shares and use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Resale Shares covered by such registration statement have been sold by the Selling Securityholders or (ii) the date that all Resale Shares may be sold by the Selling Securityholders without volume or manner of sale restrictions under Rule 144 promulgated under the Securities Act. We have also agreed, among other things, to indemnify the Selling Securityholders and their respective officers, directors, agents, general partners, managing members, managers, affiliates, employees and controlling persons from certain liabilities.

Other than these relationships, none of the Selling Securityholders has had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of shares of our Common Stock or Series A Preferred Stock, as applicable.

This description is only a summary and it does not contain all the information that may be important to you. For a complete description of these agreements you should refer to the Employment Agreement and the Registration Rights Agreements, copies or forms of which are included as exhibits to our SEC filings incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain important terms of our capital stock as of the date of this prospectus as specified in our Certificate of Incorporation, as amended by our Certificates of Amendment and corrected, or “Certificate of Incorporation,” and Amended and Restated Bylaws, or “Bylaws.” Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the Certificate of Incorporation, the Bylaws, the Purchase Agreements and the Registration Rights Agreements, copies or forms of which are included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025 and incorporated by reference herein, and to the applicable provisions of the Connecticut Business Corporation Act, as amended, or the “CBCA,” and Bank Holding Company Act, as amended, or the “BHC Act.”

General

We are authorized to issue 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value per share, or “Preferred Stock,” of which 500,000 shares are designated as Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share, or “Series A Preferred Stock.” As of May 14, 2025, 76,259,670 shares of Common Stock and 90,832 shares of Series A Preferred Stock were issued and outstanding. Shares of our Common Stock are listed on Nasdaq under the symbol “PNBK.”

Common Stock

Dividends. Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our Common Stock is subject to the laws of the State of Connecticut, applicable federal and state banking laws and regulations, and the terms of any senior securities (including Preferred Stock) that we may then have outstanding.

Preemptive or Conversion Rights. Except as set forth below, holders of shares of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock and have no conversion rights.

Pursuant to the terms of the Purchase Agreements that we entered into with the Selling Securityholders, if during five years after the date of the Purchase Agreements, Patriot or any of its subsidiaries proposes to offer or sell (the “Offering”) any securities (any such security, a “New Security”) (other than (i) any Common Stock, non-voting Common Stock or other securities issuable upon the exercise or conversion of any securities of Patriot issued or agreed or contemplated to be issued as of the date of the Purchase Agreements; (ii) equity grants awarded, or securities issued, pursuant to Patriot’s 2020 Restricted Stock Award Plan, as amended, and the 2025 Omnibus Equity Incentive Plan or as an inducement award to a new employee, as applicable; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then Patriot will use its reasonable best efforts to offer to each Selling Securityholder listed in Schedule II to the Purchase Agreements, who has executed a customary non-disclosure agreement for the limited purpose of this provision thereunder, the right to participate in the Offering on the same terms as such securities are proposed to be offered to others less the amount paid to any investment banker, broker, broker-dealer, finder, or placement agent. To the extent the Offering of the New Security is over-subscribed, each Selling Securityholder will have a preferential right to subscribe for the amount of New Securities required to enable it to maintain its proportionate Common Stock equivalent interest in Patriot (or its subsidiaries) immediately prior to any such issuance of the New Securities; provided, however, that no such Selling Securityholder will have the right to purchase the New Securities to the extent (i) such purchase would result in such Selling Securityholder, together with any other person whose Patriot securities would be aggregated with such Selling Securityholder’s Patriot securities for purposes of any bank regulation or law, collectively being deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Selling Securityholder) would represent more than 9.99% (or following the applicable bank regulatory approvals, 24.9% with respect to applicable Co-Lead Investor(s)) (as such term is defined in the Purchase Agreements) of the voting securities or more than 33.3% of Patriot’s total equity outstanding, or (ii) such right would result in such Selling Securityholder being deemed to control, under applicable banking rules and regulations, voting securities that would result in such Selling Securityholder being deemed to control Patriot or the Bank for purposes of the BHC Act or the Change in Bank Control Act or any implementing regulations thereunder. A majority of the directors of the board of directors may waive these preemptive provisions (in whole or in part) or reduce a Selling Securityholder’s allocation in an Offering if the board of directors determines that Patriot must issue equity or debt securities on an expedited basis, that there are strategic reasons to conduct an Offering or include an investor in the Offering who is not a Selling Securityholder, or the compliance with the preemptive provisions (in whole or in part) would negatively impact the timing, terms, size, or value of the Offering or otherwise harm Patriot.

In addition, until December 31, 2026, in the event that any Offering of Common Stock or other equity-based securities (other than such offerings described in (i) through (iii) in a preceding paragraph) (a “Subsequent Financing”) is on terms that are more favorable than the terms and conditions, including, without limitation, the purchase price, applicable to the securities purchased in the Private Placement, then Patriot will promptly notify the Selling Securityholders in writing (the “MFN Notice”) and offer the Selling Securityholders the right of first refusal to fund the entirety of the Subsequent Financing on the terms and conditions provided in the MFN Notice, subject to the ownership restrictions set forth in the preceding paragraph. The MFN Notice will include (i) the material terms and conditions of the Subsequent Financing; (ii) copies of any draft definitive agreements, term sheets, or related documentation for the Subsequent Financing; and (iii) the anticipated closing date of the Subsequent Financing.

Redemption and Sinking Fund Rights. Our Common Stock is not subject to redemption and does not have any sinking fund provisions.

Voting Rights. Holders of Common Stock are entitled to one vote per share on matters on which our shareholders vote. Holders of Common Stock have cumulative voting rights in all elections of directors. Except as required by law, our Certificate of Incorporation or our Bylaws, matters will generally be decided by a majority of the votes cast at a meeting. A plurality vote standard applies to the election of directors.

Registration Rights. In connection with the closing of the Private Placement, we entered into Registration Rights Agreements with the Selling Securityholders, under which we are obligated to file a registration statement (and subsequent additional registration statements, as required) with the SEC to register for resale the shares of Common Stock issued in the Private Placement and the underlying shares of Common Stock into which the Series A Preferred Stock and non-voting Common Stock may be converted, as applicable. The Registration Rights Agreements obligate us to use our reasonable best efforts to file such initial registration statement no later than the sixtieth (60th) day following the closing of the Private Placement and to cause such registration statement or any subsequent additional registration statement to be declared effective by the SEC no later than the ninetieth (90th) day after the filing of such registration statement. This registration statement, of which this prospectus is a part, is filed in compliance with the requirements of the Registration Rights Agreements.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Anti-Takeover Effects of Applicable Law and Provisions of our Certificate of Incorporation and Bylaws. Certain provisions of the CBCA, federal banking laws and regulations, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to our Certificate of Incorporation and Bylaws.

Federal Banking Law. The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The BHC Act requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding Common Stock (which is our only class of voting securities). Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” for purpose of the BHC Act generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. Such definition of “control” is subject to certain presumptions and other requirements as set forth in the Federal Reserve’s Regulation Y. Any company that is deemed to hold a “controlling” ownership interest in our outstanding Common Stock for purposes of the BHC Act, would be subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding Common Stock.

Business Combinations under Connecticut Law. We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, of which there shall be at least two, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of the voting power of Patriot’s then outstanding voting stock, or is an affiliate or associate of Patriot and owned 10% or more of the voting power of Patriot’s then outstanding voting stock within the five-year period.

We are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

●	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

●	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(g) of the CBCA, generally permitting directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers, and community and societal considerations, including any community in which any office or other facility of the corporation is located. Section 33-756(g) of the CBCA also allows a director to consider, in the discretion of such director, any other factors the director reasonably considers appropriate in determining what the director reasonably believes to be in the best interest of the corporation.

Blank Check Preferred Stock. Our Certificate of Incorporation provides that our board of directors may from time-to-time issue one or more series of Preferred Stock without shareholder approval. Our board is authorized to adopt resolutions to, among other things, issue shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As a result, our board of directors could, without shareholder approval, authorize the issuance of Preferred Stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of Common Stock or that could have the effect of delaying, deferring or preventing a change in control.

Written Consent. Board of Directors. Our Bylaws prohibit shareholders from acting by written consent. Accordingly, shareholder action must take place at an annual or a special meeting of our shareholders. Our Bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election as director, and under our Certificate of Incorporation and Bylaws, our board of directors may enlarge the size of the board (not to exceed 25) and fill the vacancies.

Transfer Agent. The transfer agent for our Common Stock is Computershare Trust Company, N.A.

Series A Preferred Stock

The preferences, limitations, powers and relative rights of the Series A Preferred Stock are set forth in our Certificate of Amendment of the Certificate of Incorporation that we filed with the Secretary of State of the State of Connecticut on March 13, 2025, or the “Certificate of Amendment.” The Certificate of Amendment designated 500,000 shares of Series A Preferred Stock, of which 90,832 shares of Series A Preferred Stock were issued in the Private Placement. As specified in the Certificate of Amendment, the shares of Series A Preferred Stock have the following terms:

Dividends. Holders of shares of issued and outstanding Series A Preferred Stock are entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, non-cumulative dividends in arrears at the rate per annum of 10% per share, payable semi-annually on April 1 and October 1 beginning on October 1, 2026. Dividends will be payable, at our option, in cash or in kind through the issuance of additional shares of Series A Preferred Stock, provided, that if the shares of Series A Preferred Stock are converted into shares of Common Stock in full on or prior to October 1, 2026, then the holder of such share of Series A Preferred Stock will not have any right to receive any dividends on the Series A Preferred Stock.

Conversion. Each holder of Series A Preferred Stock is permitted to convert, or upon our written request shall convert, each share of Series A Preferred Stock into 80 shares of Common Stock up to the Maximum Voting Securities (as defined below), provided, that upon such conversion, no holder, together with all of its affiliates, will own or control in the aggregate more than the Maximum Voting Securities. In addition, each share of Series A Preferred Stock will automatically convert into the applicable number of shares of Common Stock, without any further action on the part of any holder, on the date such holder transfers any shares of Series A Preferred Stock to a non-affiliate of such holder in a Permissible Transfer (as defined below).

“Maximum Voting Securities” means, in connection with any one or more conversions of Series A Preferred Stock by any holder, without prior receipt of applicable banking regulatory approvals, not more than 9.99% of the Common Stock (or of any other class of voting securities issued by us), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of our voting securities (which, for the avoidance of doubt, does not include Series A Preferred Stock), provided that any right to convert will not be available if it would result in the holder being deemed to control, under appliable banking rules and regulations, voting securities that would result in the holder being deemed to control Patriot or the Bank, and provided further that the right to convert Series A Preferred Stock into Common Stock will not be available to a transferee of shares of Series A Preferred Stock with respect to a transfer other than a Permissible Transfer.

“Permissible Transfer” means a transfer by the holder of Series A Preferred Stock (i) to Patriot; (ii) in a widely distributed public offering of Common Stock or Series A Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series A Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive 2% or more of any class of our voting securities then outstanding; (iv) that is part of a transfer of Common Stock or Series A Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of our voting securities without giving effect to such transfer.

Voting Rights. Holders of shares of Series A Preferred Stock do not have any voting rights, except as set forth below or as may otherwise from time to time be required by law. Holders of shares of Series A Preferred Stock are entitled to one vote for each such share on any matter on which holders of shares of Series A Preferred Stock are entitled to vote, including any action by written consent.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock at the time outstanding, voting as a separate class will be necessary to:

(i)

authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Patriot;

(ii)

amend, alter or repeal any provision of our Certificate of Incorporation, including the Certificate of Amendment (including, unless no vote on such merger or consolidation is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of shares of Series A Preferred Stock; or

(iii)

to consummate a binding share exchange or reclassification involving the shares of Series A Preferred Stock, or of a merger or consolidation of Patriot with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Patriot is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series A Preferred Stock immediately prior to such consummation, taken as a whole.

Redemption. Series A Preferred Stock has perpetual term and has no fixed maturity date unless converted in accordance with the terms set forth in the Certificate of Amendment and discussed above. Notwithstanding the foregoing, we may repurchase or otherwise acquire shares of Series A Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. In addition, issued and outstanding shares of Series A Preferred Stock may be redeemed by us, from time to time, on or after the fifth anniversary of the closing date, in whole or in part, at a redemption price equal to $60 per share of Series A Preferred Stock, plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends.

Liquidation Rights. Other than a reorganization event as provided in the Certificate of Amendment, in the event of any liquidation, dissolution or winding up of the affairs of Patriot, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of Patriot or proceeds thereof (whether capital or surplus) available for distribution to shareholders of Patriot, subject to the rights of any creditors of Patriot, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock of Patriot, payment in full in an amount equal to the sum of (i) $60.00 per share of Series A Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in the Certificate of Amendment (all such amounts collectively, the “Liquidation Preference”). If in any such distribution Patriot’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of Patriot ranking equally with Series A Preferred Stock as to such distribution, holders of Series A Preferred Stock and the holders of such other stock will share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of Patriot ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the holders of the Series A Preferred Stock will have no right or claim to any of the remaining assets of Patriot (or proceeds thereof).

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes and any of their pledgees, donees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use one or more of the following methods when disposing of the shares or interests therein:

●	distributions to members, partners, shareholders or other equityholders of the Selling Securityholders;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	to or through broker-dealers or underwriters;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	an over-the-counter distribution in accordance with the rules of the applicable exchange;
●

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	privately negotiated transactions;
●

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any of the above methods of disposition; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

Upon being notified in writing by a Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Securityholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Securityholders for purposes of this prospectus.

In connection with the sale of the shares of Common Stock or interests in shares of Common Stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such Selling Securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the Selling Securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Common Stock.

The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the Resale Shares. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Robinson & Cole LLP has passed upon the validity of the Resale Shares offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Patriot National Bancorp, Inc. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 incorporated in this Prospectus by reference from the Patriot National Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://bankpatriot.com/Learn/About/Investor-Relations. Information contained on our website is not a part of, or incorporated by reference into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●

Current Reports on Form 8-K filed with the SEC on January 21, 2025, February 21, 2025, March 19, 2025, March 21, 2025, March 26, 2025, April 1, 2025, May 1, 2025 and May 19, 2025 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●

The description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, Connecticut 06901

Telephone: (203) 324-7500

Attention: Investor Relations

79,529,275 Shares

Common Stock

PROSPECTUS

May 22, 2025